Exhibit d.10

Blackstone Alternative Multi-Strategy Fund

INVESTMENT SUB-ADVISORY AGREEMENT

This investment sub-advisory agreement (the “Agreement”) is effective as of June 10, 2024 between Blackstone Alternative Investment Advisors LLC, a Delaware limited liability company (the “Adviser”), and Oak Hill Advisors, L.P., a Delaware Limited Partnership (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the “Advisory Agreement”) with Blackstone Alternative Investment Funds, a Massachusetts business trust (the “Trust”), on behalf of its series, Blackstone Alternative Multi-Strategy Fund (the “Fund”), relating to the provision of portfolio management services to the Fund; and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers; and

WHEREAS, in selecting sub-investment advisers and entering into and amending sub-advisory agreements, the Adviser and the Trust may rely upon an exemptive order obtained from the Securities and Exchange Commission (“SEC”), provided that the Adviser and the Trust comply with the terms and conditions set forth therein; and

WHEREAS, the Adviser and the Board of Trustees (the “Board”) of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the Adviser and the Sub-Adviser agree as follows:

1.	Appointment.

a.

Role of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for the Fund, subject to the oversight and direction of the Adviser and the Board, for so long as this Agreement remains in effect. Without limiting the generality of the previous statement, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund allocated to it in accordance with such investment strategies and within such limitations as the Adviser and the Sub-Adviser shall agree from time to time (collectively the “Strategy”). The Sub-Adviser acknowledges and agrees that the various investment advisory and other services as set forth herein to be performed by the Sub-Adviser will apply solely to the portion of the Fund’s assets that the Adviser or the Board shall from time to time designate, which may consist of all or a portion of the Fund’s assets (the “Allocated Portion”). The Sub-Adviser may provide the various investment advisory and other services with respect to the Allocated Portion to the Fund and/or a wholly-owned subsidiary of the Fund: Blackstone Alternative Multi-Strategy Sub Fund II Ltd., Blackstone Alternative Multi-Strategy Sub Fund III LLC, and/or Blackstone Alternative Multi-Strategy Sub Fund IV LLC. The Sub-Adviser hereby accepts such appointment and agrees during such period, subject to the oversight of the Board and the Adviser, to render the services and to assume the obligations herein set forth for the compensation stated in Section 5 hereof. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority or obligation to act for or represent the Adviser, the Trust, or the Fund in any way.

b.

Limitations of Sub-Adviser’s Responsibility. Except as expressly set forth in this Agreement, the Sub-Adviser shall not be responsible for any aspects of the Fund’s investment program other than the management of the Allocated Portion in accordance with the Strategy.

c.

Sub-Advisory Arrangement Not Exclusive for Fund and Sub-Adviser. It is acknowledged and agreed that the Adviser may appoint from time to time other sub-advisers in addition to the Sub-Adviser to manage the assets of the Fund that do not constitute the Allocated Portion and nothing in this Agreement shall be construed or interpreted to grant the Sub-Adviser an exclusive arrangement to act as the sole sub-adviser to the Fund. It is further acknowledged and agreed that the Adviser makes no commitment to designate any portion of the Fund’s assets to the Sub-Adviser as the Allocated Portion. The Adviser also recognizes that the Sub-Adviser and its principals, affiliates, members, partners, officers and employees may be or become associated with other investment entities and engage in investment management for others. Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to require the Sub-Adviser or its principals, affiliates, members, partners, officers and employees to devote any minimum amount of time or attention to the management of the Allocated Portion. Except as otherwise expressly provided herein, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser or its principals, affiliates, members, partners, officers and employees to engage in, or to devote time and attention to the management of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. The Sub-Adviser and its principals, affiliates, members, partners, officers and employees may on occasion give advice or take action with respect to other investment entities that it manages that differs from or conflicts with the advice given with respect to the Allocated Portion.

2.	Sub-Adviser Duties.

The Sub-Adviser is hereby granted (subject to the limitations expressed) the following authority and undertakes to provide the following services and to assume the following obligations:

a.

Supervision; Adviser Retains Certain Authority. In furnishing the services hereunder, the Sub-Adviser will be subject to the supervision of the Adviser and the Board. Subject to reasonable prior written notice to the Sub-Adviser (to the extent practicable), the Adviser retains complete authority, to the extent permitted under the Advisory Agreement, to immediately assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement.

b.

Continuous Investment Program. The Sub-Adviser shall formulate and implement a continuous investment program for the Allocated Portion in accordance with the Strategy, including determining what portion of such assets will be invested or held uninvested in cash or cash equivalents. Without limiting the generality of the foregoing, the Sub-Adviser is authorized to: (i) make investment and trading decisions for the Fund in respect of the Allocated Portion, including decisions for the investment and reinvestment of the assets (including cash and cash-equivalent assets) held in the Allocated Portion; (ii) place purchase and sale orders for portfolio transactions in respect of the Allocated Portion and manage otherwise uninvested cash or cash equivalent assets of the Allocated Portion; (iii) use financial derivative instruments and any of the efficient portfolio management techniques and instruments as may in the reasonable opinion of the Sub-Adviser be necessary or advisable in order to implement the Strategy; and (iv) subject to Section 2(d) below, execute account documentation, agreements, contracts, and other documents as may be requested by brokers, dealers, counterparties, and other persons in connection with the Sub-Adviser’s management of the Allocated Portion (in such respect, and only for this limited purpose, the Sub-Adviser will, as necessary to effect such documentation, agreements, contracts and other documents, act as the Adviser’s and the Fund’s agent and attorney-in-fact). The Sub-Adviser, in general, will take such action as is appropriate in its sole discretion to manage the Allocated Portion effectively.

c.	Management in Accordance with Fund Governing Documents and Procedures. The Sub-Adviser will manage the Allocated Portion subject to and in accordance with:

i.	the Strategy;

ii.

the policies and restrictions of the Fund set forth in the Fund’s Agreement and Declaration of Trust, as amended, By-Laws and the Fund’s registration statement (as from time to time amended, supplemented, and in effect, the “Registration Statement”) (collectively, the “Governing Documents”);

iii.

the investment requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and the rules and regulations thereunder and the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder applicable to qualification as a “regulated investment company” provided, however, that the Adviser shall remain responsible for ensuring the Fund’s (including the Allocated Portion’s) overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations. For the avoidance of doubt and except as otherwise agreed, in managing the Allocated Portion as set forth above, the Sub-Adviser shall have no responsibility whatsoever with respect to any assets of the Fund outside of the Allocated Portion;

iv.	any service level agreement that may be agreed between the parties from time to time; and

v.

any written instructions which the Adviser or the Board may issue to the Sub-Adviser from time to time and which are not inconsistent with the Strategy, the Governing Documents and the Procedures (defined below).

d.

The Sub-Adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board or the Adviser with respect to the Fund as from time to time in effect and communicated in writing to the Sub-Adviser prior to being implemented or otherwise taking effect with respect to the Allocated Portion (the “Procedures”). The Adviser has provided to the Sub-Adviser copies of all current Governing Documents and current Procedures and shall provide to the Sub-Adviser any amendments or supplements thereto. The Adviser will endeavor to provide reasonable written notice to the Sub-Adviser in advance of any changes to the Governing Documents or the Procedures that may have a material impact on the Strategy or the services provided by the Sub-Adviser hereunder. The Adviser shall promptly furnish the Sub-Adviser with such additional information as may be reasonably necessary for or reasonably requested by the Sub-Adviser to perform its responsibilities pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement and except as otherwise required by applicable law, the Sub-Advisor shall not be required to comply with or be liable or responsible for any breach in any Procedures or Governing Documents unless it has received a copy of such Procedures or Governing Documents.

e.

Fund Counterparties. The Sub-Adviser will utilize counterparties, contractors, and/or clearing members for prime brokerage, futures execution and clearing, listed and OTC options and swap services, ISDA services, forward and spot transactions, and other transactions in financial and commodity derivatives and commodity instruments and contracts under agreements set up by, and in the name of, the Adviser or the Fund. The Sub-Adviser will provide reasonable assistance to the Adviser in negotiating trading terms and other arrangements with counterparties and/or clearing members upon reasonable request. In effecting transactions for the Allocated Portion, the Sub-Adviser will utilize broker-dealers, commodity exchanges and swap execution facilities, if applicable, for trade execution selected by the Sub-Adviser, and accounts set up by the Sub-Adviser with such broker-dealers, commodity exchanges and swap execution facilities. The Adviser will be responsible for managing any collateral and margin requirements associated with investments made for the Allocated Portion (where applicable), including providing instructions to the custodian for the Fund (the “Custodian”) and will perform in-house reconciliation procedures on such accounts.

f.

Reports. The Sub-Adviser shall, upon advance notice, use commercially reasonable efforts to render such reports to the Board and the Adviser as they may reasonably request concerning the investment activities of the Sub-Adviser with respect to the Allocated Portion; provided that the Sub-Adviser has (or that it can reasonably procure) the information necessary to prepare such reports. On each business day, the Sub-Adviser shall provide reports (to which the Adviser will have access) to the Fund’s administrator (the “Administrator”) regarding (i) the securities or other instruments, including, without limitation, cash and cash equivalents, held in the Allocated Portion; and (ii) the securities or other instruments purchased and sold for the Allocated Portion by the Sub-Adviser on such business day. The Sub-Adviser also shall use commercially reasonable efforts to provide such additional information in its possession (or that it can reasonably procure) to the Adviser or the Administrator regarding the Sub-Adviser’s implementation of the Strategy as the Adviser or Administrator may reasonably request in such format as the Adviser or Administrator may request; provided that in no case (whether with respect to such additional information, the reports described earlier in this paragraph, or otherwise) shall the Sub-Adviser be required to disclose to the Adviser or its affiliates any proprietary or trade secret Information (as defined below) regarding the systems, methods, tools, techniques or strategies used by the Sub-Adviser in implementing the Strategy unless required by applicable law, regulation or court order. The parties agree that, unless explicitly stated otherwise, the reports, provisions of information and certifications contemplated under this Agreement are not intended to solicit proprietary or trade secret Information.

g.

Proxy Voting. The parties hereby agree that the Sub-Adviser shall assume responsibility for voting proxies and making all other voting and consent determinations with respect to the issuers of securities and other instruments held in the Allocated Portion in accordance with the Sub-Adviser’s then-existing proxy voting policies and procedures (a copy of which has been provided by the Sub-Adviser to the Adviser); provided that the Sub-Adviser shall use commercially reasonable efforts to ensure its proxy voting policies and procedures for the Allocated Portion are materially consistent with the proxy voting policies and procedures adopted by the Fund and provided to the Sub-Adviser from time to time. The Sub-Adviser shall provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement of the Trust. To the extent that the Sub-Adviser votes proxies for the Allocated Portion, the Sub-Adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format that permits the Allocated Portion to comply with the requirements of Form N-PX with respect to the Allocated Portion. During any annual period in which the Sub-Adviser has voted proxies for the Allocated Portion, the Sub-Adviser shall, as may reasonably be requested by the Adviser, certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

h.

Filing Claims. The parties hereby agree that the Sub-Adviser shall not be responsible for the filing of claims (or otherwise causing the Fund to participate) in class action litigation, settlements, bankruptcy proceedings, or similar proceedings in which shareholders may participate related to securities currently or previously associated with the Allocated Portion. Notwithstanding the foregoing, at the Sub-Adviser’s reasonable request, Sub-Adviser may assume responsibility for the filing of claims (or otherwise causing the Fund to participate) in class action litigation, settlements, bankruptcy proceedings, or similar proceedings related to securities currently or previously associated with the Allocated Portion; provided that the foregoing shall in no way limit the ability of the Sub-Adviser to take any of the foregoing actions on behalf of any other clients or investment accounts or programs.

i.

Sub-Adviser’s Management and Monitoring of the Allocated Portion. The Sub-Adviser shall be responsible for daily monitoring of the investment activities and portfolio holdings associated with the Allocated Portion according to a monitoring system that is reasonably designed to ensure compliance with the Strategy, relevant Governing Documents and Procedures (subject to Section 2.d above), and applicable law. The Adviser or the Trust on behalf of the Fund, as applicable, shall timely provide to the Sub-Adviser all information and documentation that the parties mutually agree are necessary or appropriate for the Sub-Adviser to fulfill its obligations under this Agreement. The Sub-Adviser shall act on any reasonable written instructions of the Adviser with respect to the investment activities used to manage the Allocated Portion to ensure the Fund’s compliance with the Governing Documents, Procedures, and applicable law.

j.

Daily Transmission of Information to Custodian. In connection with any purchase and sale of securities or other instruments for the Allocated Portion, the Sub-Adviser will arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Copies of such confirmations, trade tickets, and other documents and information shall be provided concurrently to the Administrator. With respect to securities or other instruments to be settled through the Fund’s Custodian, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Custodian. The parties acknowledge that the Sub-Adviser is not a custodian of the Fund’s assets and will not take possession or custody of such assets.

k.

Assistance with Valuation. The Sub-Adviser will, upon request, provide reasonable assistance to the Adviser, the Custodian, the Administrator or another similar party designated by the Adviser in assessing the fair value of securities or other instruments or positions held in the Allocated Portion for which market quotations are not readily available or for which the Adviser or the Board has otherwise determined to fair value such portfolio holdings. Notwithstanding the foregoing, the parties acknowledge that the Sub-Adviser is not ultimately responsible for establishing the valuation of the Fund’s investments. The Adviser shall provide or procure that the Administrator provides to the Sub-Adviser copies of all valuations conducted on behalf of the Allocated Portion.

l.

Provision of Information and Certifications. The Sub-Adviser shall use commercially reasonable efforts to timely provide to the Adviser and the Trust, on behalf of the Fund, all information and documentation they may reasonably request (that is in the Sub-Advisor’s possession) as necessary or appropriate in order for the Adviser and the Board to oversee the activities of the Sub-Adviser and to comply with the requirements of the Governing Documents, the Procedures, and any applicable law; provided that in no case shall the Sub-Adviser be required to disclose proprietary or trade secret Information to the Advisor or its affiliates regarding the systems, methods, tools, techniques or strategies used by the Sub-Adviser in implementing the Strategy unless required by applicable law, regulation or court order. The information and documentation requested by the Adviser and the Trust under this paragraph may include, without limitation, (i) information and commentary relating to the Sub-Adviser or the Allocated Portion for the Fund’s annual and semi-annual reports, in a format reasonably approved by the Adviser, together with certifications related to the Sub-Adviser’s management of the Allocated Portion in order to support the Fund’s filings on Form N-CSR, Form N-PORT and other applicable forms, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the 1940 Act, thereon; (ii) within 5 business days of a quarter-end, a quarterly certification with respect to compliance and operational matters related to the Sub-Adviser and the Sub-Adviser’s management of the Allocated Portion (including, without limitation, compliance with the Procedures), in a format reasonably requested by the Adviser, as it may be amended from time to time; and (iii) an annual certification from the Sub-Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the design and operation of the Sub-Adviser’s compliance program, in a format reasonably requested by the Adviser.

m.

Code of Ethics. The Sub-Adviser will maintain a written code of ethics (the “Code of Ethics”) that complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), a copy of which will be provided to the Adviser and the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Sub-Adviser will follow such Code of Ethics in performing its services under this Agreement. The Sub-Adviser also will certify quarterly to the Trust on behalf of the Fund and the Adviser that it and its “Advisory Persons” (as defined in Rule 17j-1) have complied in all material aspects with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Sub-Adviser has done to seek to ensure such compliance in the future. Annually the Sub-Adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Code of Ethics and its compliance program, respectively, to the Trust and the Adviser. The Sub-Adviser shall notify the Adviser promptly upon becoming aware of any material violation of the Code of Ethics involving the Sub-Adviser’s management of the Allocated Portion, as reasonably determined by the

Sub-Adviser. Upon reasonable request of the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser with respect to violations of the Code of Ethics related to the Sub-Adviser’s management of the Allocated Portion, the Sub-Adviser will permit representatives of the Trust or the Adviser to examine reports (or summaries of the reports) required to be made by Rule 17j-1 relating to enforcement of the Code of Ethics. The Sub-Adviser will provide such additional information regarding violations of the Code of Ethics as the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Fund from a violation of the Code of Ethics, but reserving the right to assert all applicable legal privileges, provided that such assertion does not conflict with the Fund’s or the Board’s compliance with applicable law or any confidentiality obligations. Further, the Sub-Adviser represents and warrants that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Adviser and its employees.

n.

Sub-Adviser Review of Materials. Upon the Adviser’s reasonable advance request, the Sub-Adviser shall provide reasonable assistance in reviewing and commenting upon selected portions relating to the Sub-Adviser and/or the Strategy (including the Allocated Portion) of the Registration Statement, other offering documents and ancillary sales and marketing materials prepared by the Adviser for the Fund (with respect to the Sub-Adviser’s provision of the services under this Agreement or the Strategy or performance with respect to the Allocated Portion), and participate, at the reasonable request of the Adviser, in educational meetings with placement agents and other intermediaries about portfolio management and investment-related matters of the Fund; provided that the Adviser will endeavor to limit its requests for the Sub-Adviser to participate in such educational meetings to no more than two times per year. The Adviser and the Sub-Adviser shall agree which portions of such materials should be reviewed by the Sub-Adviser and the Sub-Adviser will not have any responsibility for the other portions. The Sub-Adviser will have the opportunity to review and approve a form of such materials (with applicable sections in substantially their final form) before they are disseminated. The Sub-Adviser will promptly inform the Fund and the Adviser upon becoming aware that any information in the Registration Statement previously reviewed by the Sub-Adviser relating to the Sub-Adviser or the Strategy is (or will become) inaccurate or incomplete in any material respect.

o.

Regulatory Communications and Notices. To the extent not prohibited by applicable law, regulation, order or legal or regulatory process, and to the extent such disclosure can be made without waiving attorney-client privilege, the Sub-Adviser shall promptly notify the Adviser regarding any inspections, notices or inquiries from any governmental, administrative or self-regulatory agency including without limitation, any deficiency letter, responses to deficiency letters or similar communications or actions (i) relating to the Sub-Adviser’s management of the Allocated Portion or that otherwise relate to the Fund and (ii) that involve matters that could reasonably be viewed as material to the Sub-Adviser’s ability to provide services to the Fund. To the extent that such inspections, notices, or inquiries relate to the Fund, the Sub-Adviser shall promptly make available such documents to the Adviser unless, in the opinion of the notifying party’s counsel, the notifying party would be legally prohibited from doing so. Notwithstanding the foregoing, no party shall be required to provide notice of any routine audits, exams or sweep exams conducted by any governmental, administrative or self-regulatory agency unless such exams (i) relate to the Sub-Adviser’s management of the Allocated Portion and (ii) could reasonably be viewed as material to the Sub-Adviser’s ability to provide services to the Fund.

p.

Notice of Material Actions / Change in Control. The Sub-Adviser will use commercially reasonable efforts to keep the Trust and the Adviser informed of developments of which the Sub-Adviser has knowledge that would materially affect the Allocated Portion. The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events (i) it is served or otherwise receives notice of, or is threatened with, any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental, administrative or self-regulatory agency, or public board or body, (A) involving the affairs of the Fund and (B) that may reasonably be expected to have a material adverse effect on the investment management business of the Sub-Adviser and (ii) (A) any change which, based upon the advice of external legal counsel, is reasonably likely to result in a change in actual control or management of the Sub-Adviser under Sections 2(a)(4), 2(a)(9) and 15 of the 1940 Act; or (B) if two (2) or more of Glenn R. August, T.K. Narayan, and Thomas Wong (each, a “Key Person”) cease to devote substantially all of their respective business time to the affairs of or be employed by the Sub-Adviser and its affiliates (a “Key Person Event”). In addition to the foregoing, the Sub-Adviser will provide prompt written notice in the event that T.K. Narayan ceases to be employed by the Sub-Adviser or its affiliates or ceases being involved in the management of the Allocated Portion.

3.	Broker-Dealer Selection.

To the extent provided in the Registration Statement, and in accordance with applicable law and applicable policies and procedures of the Sub-Adviser, as approved by the Board (the “Sub-Adviser Procedures”), the Sub-Adviser shall, in the name of the Fund, place orders for the execution of portfolio transactions for the Allocated Portion, when applicable, with or through such brokers, dealers or other financial institutions described in Section 2(e) hereof. The Sub-Adviser shall use commercially reasonable efforts to obtain the best execution and efficient execution on all portfolio transactions executed in respect of the Allocated Portion. The Sub-Adviser may, to the extent permissible by Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), and consistent with applicable Sub-Adviser Procedures, consider, among other things, the financial responsibility, research and investment information, and other services provided by broker-dealers who may effect or be a party to any such transaction or to other transactions to which other clients of the Sub-Adviser may be a party.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, in accordance with applicable law and any relevant Sub-Adviser Procedures, aggregate the securities to be so purchased or sold with other orders for other clients of the Sub-Adviser in order to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Sub-Adviser consistent with the Sub-Adviser’s Procedures and in the manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

On an ongoing basis, at such times as the Adviser or the Board shall request no more frequently than on a quarterly basis, except as may be reasonably requested outside of the ordinary course, the Sub-Adviser will provide a written report to the Adviser and the Board, in a form reasonably agreed between the Sub-Adviser and the Adviser, summarizing (i) the brokerage details with respect to transactions executed by the Sub-Adviser for the Allocated Portion and (ii) the “soft dollar” arrangements that the Sub-Adviser maintains with brokers or dealers that execute transactions for the Allocated Portion, and of all research and other services provided to the Sub-Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions for the Allocated Portion to the broker or dealer.

4.	Books and Records; Periodic Reports.

a.

Maintenance Requirements. The Sub-Adviser shall maintain such books and records with respect to the Allocated Portion as are required by applicable law, including, without limitation, the 1940 Act (including, without limitation, the investment records and ledgers required by Rule 31a-1) and the Advisers Act, and the rules and regulations thereunder (the “Fund’s Books and Records”). The Sub-Adviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender promptly to the Trust or the Adviser the Fund’s Books and Records upon the request of the Board or the Adviser; provided, however, that the Sub-Adviser may retain copies of the Fund’s Books and Records at its own cost. The Sub-Adviser shall make the Fund’s Books and Records available for inspection and use by the SEC and other regulatory authorities having authority over the Fund, the Trust, the Adviser, or any person retained by the Board at all reasonable times as requested by the Adviser or the Board. Where not transmitted to the Administrator for retention and to the extent applicable, the Fund’s Books and Records shall be maintained by the Sub-Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act and applicable Commodity Futures Trading Commission (“CFTC”) regulations. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Trust or the Adviser; provided that the Sub-Adviser may retain copies of the Fund’s Books and Records to the extent required by law or internal record keeping policies. The Adviser and Fund’s Chief Compliance Officer shall, upon prior reasonable notice, be provided with access only to the Sub-Adviser’s documentation and records relating to the Fund, including Fund’s Books and Records and copies of such documentation and records.

b.

Periodic Reports. The Sub-Adviser shall use commercially reasonable efforts to (i) render to the Board such periodic and special reports as the Board or the Adviser may reasonably request it has in its possession (or can reasonably procure); provided that, pursuant to Section 2.f above, in no case shall the Sub-Adviser be required to disclose to the Adviser or its affiliates any proprietary or trade secret Information regarding the systems, methods, tools, techniques or strategies used by the Sub-Adviser in implementing the Strategy unless required by applicable law, regulation or court order and (ii) meet with any representatives of the Adviser or the Board at the reasonable request of the Adviser or the Board for the purpose of reviewing the Sub-Adviser’s performance under this Agreement upon reasonable advance notice.

5.	Compensation of the Sub-Adviser.

The Adviser will pay the Sub-Adviser for its services with respect to the Fund the compensation specified in Appendix A to this Agreement.

6.	Allocation of Charges and Expenses.

The Sub-Adviser shall bear its expenses of providing services pursuant to this Agreement, including, without limitation, the Sub-Adviser’s operating and overhead expenses attributable to its duties hereunder (it being understood, for the avoidance of doubt that the Sub-Adviser will not in any event be responsible for brokerage commissions or other transaction costs). It is understood that, pursuant to the Advisory Agreement, the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Advisory Agreement, which such expenses payable by the Fund shall include, without limitation, those set forth in Section 4 of the Advisory Agreement.

7.	Standard of Care; Breach.

a.	Standard of Care. The Sub-Adviser will act in good faith and in accordance with its obligations under the Advisers Act in rendering the services it has agreed to provide under this Agreement.

b.

Notification, Curing Breach. Each party hereto will notify the other party as soon as reasonably practicable upon detection of any breach by that party relating to the Allocated Portion of the 1940 Act, the Governing Documents, or the Procedures of any kind, or of this Agreement that would be reasonably likely to have a material adverse effect on the Allocated Portion or the other party.

Each of the Adviser and the Sub-Adviser shall use commercially reasonable efforts to cooperate with the other party in curing any regulatory or compliance breaches or breaches of this Agreement as promptly as reasonably possible.

c.

No Representation Regarding Investment Performance. The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Allocated Portion or that the Allocated Portion will perform comparably with any standard or index or on an absolute basis, including other clients of Sub-Adviser, whether public or private.

8.	Use of Names and Track Record.

a.

Adviser’s and Fund’s Use of Sub-Adviser Name. For so long as the Fund remains in existence, and this Agreement remains in effect with respect to the Fund (and following termination of this Agreement, to the extent necessary to comply with and for the time periods prescribed under applicable law and regulations), the Adviser and the Fund shall have a non-exclusive, non-transferrable, royalty-free license to use the name of the Sub-Adviser, including any short-form of such name, or any combination or derivation thereof reasonably approved by the Sub-Adviser, for the purpose of identifying the Sub-Adviser as a sub-adviser to the Fund. The Sub-Adviser acknowledges and agrees that the Adviser, the Fund and the Fund’s selling agents will use such names in marketing the Fund to current and prospective investors. The Adviser and the Fund shall cease to use the name of the Sub-Adviser in any newly printed materials (except as may, in the discretion of the Adviser, be reasonably necessary to comply with applicable law) promptly upon termination of this Agreement with respect to the Fund and the Fund shall amend and, if necessary, file such amendment, to the Registration Statement so that the Sub-Adviser is no longer identified as a sub-adviser to the Fund (except as may be reasonably necessary, in the discretion of the Adviser, to comply with applicable law or regulation). During the term of this Agreement, the Sub-Adviser shall have the right, upon reasonable request and at its own expense, to review all sales and other marketing materials utilizing the name of the Sub-Adviser and any combination or derivation thereof, provided, however, that if the Sub-Adviser fails to comment in writing (including via e-mail) by the end of the fifth business day after delivery of such materials, the Sub-Adviser will be deemed to have granted consent on the end of the fifth business day following delivery of such materials to the Sub-Adviser for approval; provided, further that the Sub-Adviser shall not be responsible in any manner for the preparation or distribution of any such sales and other marketing materials other than with regard to the accuracy of the information provided or confirmed (including information for which the Sub-Adviser has been deemed to have granted consent) by the Sub-Adviser to the Adviser in connection therewith.

b.

Restrictions on Use of Adviser’s Name. The Sub-Adviser shall not use the name of the Trust, the Fund, the Adviser, “Blackstone Alternative Asset Management L.P.” or “Blackstone” (or any combination or derivation thereof) in any material relating to the Sub-Adviser in any manner not approved prior thereto in writing by the Adviser except (i) with respect to the identification of the Fund as required by applicable law (including the disclosure of the sub-advisory relationship to the Securities and Exchange Commission on the Sub-Adviser’s Form ADV or to any other governmental or self-regulatory agency as required); and (ii) for inclusions of such entities in lists of the Sub-Adviser’s clients; provided, however, that the

Sub-Adviser may (i) name the Trust, the Fund, the Adviser and/or Blackstone Alternative Asset Management L.P. or Blackstone in accordance with its obligations to make filings pursuant to applicable law, (ii) include statements regarding this Agreement in its marketing materials consistent with the disclosures made by the Adviser and the Fund in their public filings and marketing materials and (iii) disclose on a confidential basis to the legal counsel, independent accountants and other consultants and/or advisors of the Sub-Adviser and any counterparties or service providers to the Sub-Adviser. Each of the Adviser and the Sub-Adviser represents and warrants, unless otherwise required by law, regulation, regulatory or self-regulatory authority, or action or other judicial process, that it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Trust, the Fund, the Adviser or the Sub-Adviser, as applicable. For the avoidance of doubt, nothing in this Agreement shall restrict either party, their affiliates, the Trust, or the Fund from making factual statements in required disclosures (including shareholder report discussions or Fund performance), in reports to the Trust’s Board of Trustees, or in response to regulatory inquiries.

c.

Sub-Adviser’s Use of Track-Record. The Sub-Adviser may use performance data it generates in connection with the Fund and/or the name of the Fund in its own client account performance presentations (e.g., in marketing presentations by itself or along with the other client accounts advised by the Sub-Adviser and its portfolio investment team responsible for executing the Strategy), provided that the Fund is not specifically identified by name without approval in writing by the Adviser (not to be unreasonably withheld). For the avoidance of doubt, the Sub-Adviser shall be entitled to retain and use records of each of its transactions and other records pertaining to the Allocated Portion and the Fund as are necessary to support any such uses of the investment performance and track record.

9.	Liability and Indemnification.

a.

Absent (i) the Sub-Adviser’s material breach of this Agreement which is not cured pursuant to Section 7 hereof, (ii) the willful misconduct, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Sub-Adviser, or its officers, directors, partners, agents and employees or (iii) a breach of the obligations of the Sub-Adviser with respect to a “Trade Error” or “Compliance Error” (as defined in the Procedures, as the same may be amended from time to time) (the foregoing referred to herein as “Disabling Conduct”), the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any position. Prior to effecting any material change to the definitions in the Procedures of Trade Error or Compliance Error (or to any associated obligations or liabilities of the Sub-Adviser), the Adviser agrees to provide written notice to the Sub-Adviser at least 35 days prior to the material change becoming effective with respect to the Allocated Portion unless, in the reasonable discretion of the Adviser, such change must become effective earlier due to any applicable law, rule, regulation or court order, in which case the Adviser will provide written notice to the Sub-Adviser as promptly as reasonably possible. It is acknowledged and agreed that any Trade Error or Compliance Error that results in a gain to the Fund shall inure to the benefit of the Fund.

b.

The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in its Agreement and Declaration of Trust, as amended. The Sub-Adviser agrees that any of the Fund’s obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund, any other series of the Trust, or any Trustee, officer, employee, or agent of the Fund.

c.

The Sub-Adviser shall indemnify the Fund and the Adviser and each of their respective trustees, members, officers, employees, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees and disbursements) (collectively, “Losses”) asserted by any third party in so far as such Losses (or actions or omissions with respect thereto) arise out of or are based upon any Disabling Conduct arising out of the Sub-Adviser’s management of the Allocated Portion pursuant to this Agreement. For the avoidance of doubt, it is acknowledged and agreed that the indemnity in this Section 9(c) shall not operate to limit in any way the obligations of the Sub-Adviser to the Adviser, the Fund, or the Trust (on behalf of the Fund) set forth in Section 9(a) above.

d.

The Adviser shall indemnify the Sub-Adviser and each of its partners/members, officers, employees, and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all Losses asserted by any third party in so far as such Losses (or actions or omissions with respect thereto) arise out of or are based upon (i) any material misstatement or omission in the Fund’s Registration Statement, any proxy statement, or communication to current or prospective investors in the Fund (other than a misstatement or omission relating to disclosure provided to the Adviser or the Fund by the Sub-Adviser for inclusion in such documents); (ii) any action or inaction by the Sub-Adviser that the Sub-Adviser has made or refrained from making, as applicable, in good faith pursuant to and consistent with the Adviser’s written instructions to the Sub-Adviser; or (iii) the bad faith, willful misconduct, or gross negligence by the Adviser in the performance of its duties under this Agreement or reckless disregard of its obligations or duties hereunder.

e.

Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit, or other proceeding (each a “Proceeding”) by a party seeking to be indemnified under Section 9(c) or 9(d) (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under Section 9(c) or 9(d) (the “Indemnifying Party”) notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the

Indemnifying Party shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party, unless such failure to notify materially predjudices the Indemnifying Party’s ability to defend a claim. No Indemnifying Party shall be liable under this section for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder.

f.

The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law, including, without limitation, the right to bring a claim not otherwise excluded under Section 9(a) hereto.

g.

It is acknowledged and agreed that the Fund is a third-party beneficiary of Section 9(a) and Section 9(c) hereof, and such provisions are intended to cover claims by the Fund, the Trust (on behalf of the Fund), or the Adviser against the Sub-Adviser.

10.	Insurance.

Each party agrees that it will maintain at its own expense its existing errors and omissions insurance policy as of the date hereof in a commercially reasonable amount based upon the amount of assets managed by such party and commercial general liability insurance in a commercially reasonable amount. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the insured party.

11.	Custodian.

a.

The Fund’s assets shall be maintained in the custody of its Custodian, which Custodian shall be selected and engaged by the Adviser or the Fund and the Adviser shall notify the Sub-Adviser of such selection and engagement and any change in the Custodian thereafter. Any assets added to the Fund shall be delivered directly to the Fund’s Custodian, and the Sub-Adviser shall have no liability for the acts or omissions of any such Custodian.

12.	Representations of the Sub-Adviser.

The Sub-Adviser represents, warrants and further covenants as follows:

a.

Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its governing body (i.e., its partners or board of directors/trustees/members), and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Sub-Adviser does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Sub-Adviser, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Sub-Adviser have full authority and power to execute this Agreement on behalf of the Sub-Adviser.

c.

Enforceable Agreement. This Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.

Registered Investment Adviser; CFTC Registration. The Sub-Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to (A) prevent violations of the Advisers Act from occurring, and (B) correct promptly any violations that have occurred, and will provide notice promptly to the Adviser of any material violations relating to the Fund; (v) has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Adviser of the occurrence of any event that it is aware of that would disqualify the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act. To the extent the Sub-Adviser advises the Fund with respect to trading of “commodity interests” as defined under the Commodity Exchange Act (the “CEA”) and the regulations thereunder, (x) the Sub-Adviser is exempt from or not subject to registration with the CFTC as either a commodity trading advisor or as a commodity pool operator under the CEA, in each case, in connection with the services to be provided by the Sub-Adviser under this Agreement and (y) the Sub-Adviser will maintain an applicable exemption or will register and be registered with the CFTC and a member of the NFA for so long as this Agreement remains in effect.

e.

No Material Pending Actions. To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its directors, officers, employees, partners, shareholders, members or principals, or any of its affiliates is a party or to which it or its affiliates or any of its or its affiliates’ assets are subject, nor has it or any of its affiliates received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their respective activities which is reasonably expected to result in a material adverse effect on the Fund, or which might reasonably be expected to have a material adverse effect on the Sub-Adviser’s ability to discharge its obligations under this Agreement.

f.

Licenses and Registrations. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser or a sub-advisor to the Fund pursuant to this Agreement and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

g.	ADV. It has provided the Adviser with a copy of its Form ADV and will, on an annual basis, make available any amendment to its Form ADV, furnish a copy of such amendment to the Adviser.

h.	Intentionally Omitted.

i.

No Untrue Statements or Omissions. The information provided by the Sub-Adviser to the Adviser in writing shall not, to the actual knowledge of the Sub-Adviser, contain any untrue statement of a material fact or omit to state a material fact necessary to make the information not materially misleading in light of the circumstances under which they were made.

j.

Section 13 Filings. For purposes of Section 13(f) of the Exchange Act, and Rule 13f-1 thereunder, the Sub-Adviser shall be deemed to exercise investment discretion over any “Section 13(f) securities” (as defined in Rule 13f-1(c) under the Exchange Act) held or previously held in the Allocated Portion, and shall include information regarding such securities in its reports filed on Form 13F. For purposes of Section 13(d) and 13(g) of the Exchange Act, the Sub-Adviser shall be deemed the “beneficial owner” of any equity security held or previously held in the Allocated Portion, and shall include information regarding such securities, as required, in its “beneficial ownership reports” filed on Schedules 13D or 13G. For the avoidance of doubt, nothing contained in this Section 12(j) shall be understood as a representation by the Sub-Adviser that it is the owner (or beneficial owner) of these securities for purposes other than those referenced herein.

k.

Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, the Sub-Adviser will provide prompt written notification to the Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Sub-Adviser agrees that it will provide prompt notice to the Adviser in the event that: (i) the Sub-Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs with respect to the Sub-Adviser’s investment advisory business that could reasonably be expected to have a material adverse effect on the Sub-Adviser’s ability to perform its duties under this Agreement.

l.	Affiliates. Notwithstanding anything to the contrary herein, T. Rowe Price Group, Inc. shall not be considered “affiliates” of the Sub-Adviser for any purposes hereunder except for Section 21 below.

13.	Representations of the Adviser.

The Adviser represents, warrants and further covenants as follows:

a.

Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing as a limited liability company under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.

Authority. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Adviser does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Adviser, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement on behalf of the Adviser.

c.

Enforceable Agreement. This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.

Registered Investment Adviser; CFTC Registration. The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement and the Advisory Agreement with the Trust remain in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement or the Advisory Agreement with the Trust, (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act, (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring and correct promptly any violations that have occurred, (v) has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, and (vi) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act. The Adviser is duly registered as a commodity pool operator and CTA with the CFTC and is a member in good standing of the NFA, and will maintain such registration and membership in good standing for so long as this Agreement remains in effect or will be exempt from such registration and membership.

e.

No Material Pending Actions. To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its affiliates, is a party or to which it or any of its affiliates or assets are subject, nor has it or any of its affiliates received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of their respective activities which might reasonably be expected to result in a material adverse change in the Adviser’s financial or business prospects or which might reasonably be expected to materially impair the Adviser’s ability to discharge its obligations under this Agreement or the Advisory Agreement with the Trust.

f.

Licenses and Registrations. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser or a sub-advisor to the Fund pursuant to this Agreement and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

g.

Approval by Trust. This Agreement has been approved by (i) a majority of the Trustees of the Trust, including by a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust, in accordance with the procedural requirements of Section 15(c) of the 1940 Act; and (ii) the shareholders of the Fund in accordance with the procedural requirements of Section 15(a) of the 1940 Act or an exemption therefrom.

h.

Other Representations. The Adviser, the Fund and the Subsidiary are each (a) a “qualified institutional buyer,” as such term is defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”); (b) a “qualified purchaser,” as such term is defined under the 1940 Act (c) an “accredited investor,” as such term is defined in Regulation D under the Securities Act; (d) a “qualified eligible person” within the meaning of the U.S. Commodity Futures Trading Commission Rule 4.7; and (e) an “eligible contract participant” within the meaning of Section 1(a) of the CEA; and, unless otherwise notified by the Adviser, the Sub-Adviser may rely on such representation in connection with transactions for the Allocated Portion, including for the purpose of making any required certification to a seller or issuer of securities in any such transaction.

i.

Registered Investment Company. The Fund is an investment company registered under the 1940 Act and will continue to be so registered for so long as this Agreement and the Advisory Agreement with the Trust remain in effect.

j.

Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, it will provide prompt written notification to the Sub-Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Adviser agrees that it will provide prompt notice to the Sub-Adviser in the event that: (i) the Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impact the Adviser’s ability to perform this Agreement.

14.	Renewal, Termination and Amendment.

a.

Renewal. This Agreement shall continue in effect until two years from the effectiveness date, and thereafter for successive periods of no more than twelve (12) months each, only so long as such continuance is specifically approved at least annually (i) by a vote of the Trustees of the Trust or by vote of a majority of outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) or of any party to this Agreement, in all cases cast at a meeting called for the purpose of such approval.

b.	Termination. This Agreement may be terminated without payment of any penalty:

(i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ prior written notice to the Adviser and the Sub-Adviser;

(ii) by the Sub-Adviser upon 60 days’ prior written notice to the Adviser and the Fund;

(iii) by the Adviser upon 61 days’ written notice to the Sub-Adviser;

(iv) by the Adviser immediately upon (A) a material breach by the Sub-Adviser of this Agreement which is not cured pursuant to Section 7 hereof; (B) the occurrence of a Key Person Event or (C) if formal proceedings are brought against the Sub-Adviser, any senior-level key portfolio manager meaningfully involved in the management of the Allocated Portion or Key Person in any regulatory, self-regulatory or judicial proceeding for materially violating the federal securities laws or engaging in criminal conduct that could reasonably be viewed by the Adviser as (x) material to the Fund, the Sub-Adviser, or the ability of the Sub-Adviser to manage the Allocated Portion, or (y) negatively impacting the public perception of the Fund or the Adviser.

(v) by the Sub-Adviser immediately (subject to the orderly dissolution or surrender of assets) by written notice to the Adviser, without any penalty, upon (A) a change in the laws (including tax laws), rules or regulations (including rules and regulations of self-regulatory agencies with jurisdiction over the Fund, the Adviser or the Sub-Adviser) (together, a “Regulatory Change”) applicable to the Fund that, in each case, in the Sub-Adviser’s good faith determination after consultation with the Adviser, could reasonably be expected to result in a material change (including, without limitation, a material increase of expense) in the manner in which the Strategy is implemented, (B) any change to the Procedures or any instruction from the Adviser, the Board, or any service provider to the Fund or the Trust, in each case that, in the Sub-Adviser’s good faith reasonable discretion, would make it impracticable or unreasonable for the Sub-Adviser to continue to implement the Strategy with respect to the Allocated Portion; or (C) the Adviser’s assumption of direct responsibility for any function delegated to the Sub-Adviser under this Agreement, as provided in Section 2.a; and

(vi) upon mutual agreement of the Adviser and Sub-Adviser.

This Agreement shall also terminate automatically and immediately upon termination of the Advisory Agreement. It is understood that from time to time the Allocated Portion may be zero. This Agreement shall not terminate in the event that no Allocated Portion is available for the Sub-Adviser.

For the avoidance of doubt, following delivery of a notice of termination pursuant to this Section 14(b), the Sub-Adviser will continue to have full discretionary investment and trading authority and shall remain entitled to Fees in accordance with the terms of this Agreement (including, without limitation, Sections 1(a) and 2 hereof) with respect to the Allocated Portion until the effective date of such termination.

c.

Consequences of Termination. In the event of termination of this Agreement, Sections 4(a), 8, 9, 10, 15, 16, and 23(b) shall survive such termination of this Agreement. Section 15 of this Agreement shall survive for a period of two (2) years following termination of this Agreement. Termination of this Agreement shall immediately and unconditionally revoke any and all powers of attorney granted to the Sub-Adviser under this Agreement. Any Fees calculated in accordance with this Agreement accrued up to the date of termination and not yet paid by such date of termination shall, notwithstanding termination, be payable at the next following payment in accordance with this Agreement.

d.

Amendment. This Agreement may be amended at any time by the Sub-Adviser and the Adviser, if required by the 1940 Act or applicable SEC rules and regulations, subject to approval by the Board (including approval by those Trustees that are not “interested persons” of the Trust) and if required by the 1940 Act or applicable SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities; provided, however, that, notwithstanding the foregoing, this Agreement may be amended or terminated in accordance with any exemptive order issued to the Adviser, the Trust or its affiliates.

e.

Assignment. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms “assignment,” “interested person” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act or the rules thereunder.

15.	Confidentiality.

a.

Except as expressly authorized in this Agreement or as required by applicable law, regulation or court order, each party hereto and its affiliates (each, for purposes of this section, the “Recipient Party”) shall keep confidential and shall not use or disclose, except with the consent of the other party hereto (each, for purposes of this section, the “Disclosing Party”), any and all non-public, proprietary or confidential information concerning the business of the Disclosing Parties and/or their affiliates or investors, or potential investors, therein obtained in connection with the services rendered under this Agreement, including, without limitation, Portfolio Information (the “Information”); provided that the Recipient Party may make such disclosure to its directors, officers, partners, employees, agents, advisors, service providers, potential financing counterparties or representatives, including legal and compliance personnel (collectively, the “Representatives”) who (i) need to know the Information in connection with this Agreement, (ii) have been informed of the confidential nature of such Information, and (iii) have been advised that such Information is to be kept confidential and not used for any other purpose. Notwithstanding the foregoing, each party hereto shall be permitted to disclose Information in compliance with the Procedures (i) to any third party in connection with the operation of the Fund or subject to a non-disclosure agreement, provided that such third party has been advised that such Information is to be kept confidential and the Disclosing Party shall not identify the securities and other instruments held in the Allocated Portion as specifically attributable to the Allocated Portion or the Sub-Adviser in any disclosure of such Portfolio Information (except for disclosures to Representatives) or (ii) as required by applicable law, regulation or court order, including as required by any taxing authority. The term “Information” will not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Recipient Party in violation of this section; (ii) is or becomes available to the Recipient Party or its Representatives from a source other than the Disclosing Party, which source, to the knowledge of the Recipient Party or its Representatives, does not have an obligation of confidentiality to the Disclosing Party with respect to such information; (iii) was already in the Recipient Party’s possession or the possession of its Representatives prior to receiving such information from the Disclosing Party; or (iv) is developed independently by the Recipient Party or its Representatives without use of the Information. Notwithstanding anything to the contrary provided elsewhere herein, none of the confidentiality provisions in this section shall in any way limit the activities of Adviser and its affiliates in their businesses of providing services to the Trust or other clients.

b.

Portfolio Information. As used herein “Portfolio Information” means confidential and proprietary information of the Fund, the Adviser or the Sub-Adviser that is received by a party hereto in connection with this Agreement, and information with regard to the portfolio holdings, investment activity and characteristics of the Fund.

c.

The Adviser will not permit any Representative or affiliate of the Adviser to use Portfolio Information with respect to the Allocated Portion to trade for its own account or the account of any other person for the purpose of “reverse engineering” the investment or trading methodologies of the Sub-Adviser. In furtherance of the foregoing, the Adviser shall restrict access to the Portfolio Information to those employees of the Adviser or their affiliates or agents who will use it only for purposes reasonably related to the provision of services to the Fund.

d.

Each of the Adviser and the Sub-Adviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Information.

e.

If the Recipient Party is required to disclose any Information, other than as permitted hereunder, pursuant to a subpoena, court order, or legal or regulatory request, to the extent practicable and legally permitted, the Recipient Party will provide the Disclosing Party with prompt notice so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the applicable provisions of this Agreement. In the event that such protective order or other remedy cannot be sought or is not promptly obtained, the Recipient Party or its representatives may, without liability, furnish that portion of the Information required to be disclosed and will request that confidential treatment be accorded to such Information, but for the avoidance of doubt, the Recipient Party will not be liable in the event that such request is refused.

f.

Each Recipient Party acknowledges the global nature of each Disclosing Party’s businesses and the efforts the Disclosing Parties undertake to develop, preserve and protect their Information and their business and competitive advantage and goodwill. Accordingly, each Recipient Party acknowledges and agrees that the restrictions, limitations and obligations in this section are reasonable and necessary for the protection of the legitimate business interests of the Disclosing Parties and their affiliates. Each Recipient Party also acknowledges that the Disclosing Parties would not have entered into this Agreement unless the Recipient Party agreed to such restrictions, limitations, and obligations.

16.	Notices.

Except as otherwise specifically provided herein, all communications under this Agreement must be in writing and will be deemed duly given and received when delivered personally, when sent by e-mail transmission or three days after being deposited for next-day delivery with an internationally recognized overnight international delivery service, properly addressed to the party to receive such notice at the party’s address specified herein, or at any other address that any party may designate by notice to the others.

Sub-Adviser:

Gregory S. Rubin

Oak Hill Advisors, L.P.

1 Vanderbilt Avenue, 16th Floor

New York, New York 10017

By Email:

grubin@oakhilladvisors.com

Adviser:

Peter Koffler

Blackstone Alternative Investment Advisors LLC

345 Park Avenue, 14th Floor

New York, New York 10154

with a copy (which does not constitute notice) to:

James E. Thomas

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

By Email:

BAIACompliance@blackstone.com

17.	Severability.

If any provision of this Agreement is held by any court to be invalid, void or unenforceable, in whole or in part, the other provisions shall remain unaffected and shall continue in full force and effect, provided that the Agreement, as so modified, continues to express, without material change, the original intent of the parties and deletion of such provision will not substantially impair the respective rights and obligations of the parties, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

18.	Business Continuity.

The Sub-Adviser shall maintain reasonable business continuity, disaster recovery, and backup capabilities and facilities. Upon request, the Sub-Adviser shall provide to the Adviser copies of its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans to satisfy the Adviser and Fund’s reasonable inquiries and to assist the Fund and the Chief Compliance Officer of the Fund in complying with Rule 38a-1 under the 1940 Act. The Sub-Adviser represents that it tests its business continuity and disaster recovery plan(s) on at least an annual basis, and shall, at the Adviser’s request, provide the Adviser with information regarding the results of its testing.

19.	Personnel.

The Sub-Adviser shall perform, in its reasonable discretion, background screening (including review of records as to violent or criminal conduct) of each employee of the Sub-Adviser with material access to Information, including at the time such employee is hired by the Sub-Adviser.

20.	Limitation on Consultation.

In accordance with Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable law or regulation, the Sub-Adviser is not permitted to consult with any other sub-adviser to the Fund or any sub-adviser to any other portion of the Fund or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets.

21.	Lists of Affiliated Persons.

The Adviser shall provide the Sub-Adviser with a list of each entity that is both (i) an “affiliated person,” as such term is defined in the 1940 Act, of the Adviser and (ii) a broker, dealer, or entity that is engaged in the business of underwriting, or a registered investment adviser. The Sub-Adviser shall provide the Adviser with a list of each person who is an “affiliated person”, as such term is defined in the 1940 Act, of the Sub-Adviser. Each of the Adviser and the Sub-Adviser agrees promptly to update such list whenever the Adviser or the Sub-Adviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons.

22.	Cooperation.

Each party shall cooperate reasonably with the other party for purposes of filing any required reports, and responding to regulatory requests, with the SEC or such other regulator having appropriate jurisdiction. Each party will work in good faith with the other party and the Fund’s service providers to ensure the orderly daily operation of the Fund (including, without limitation, assisting with preparation of regulatory filings and responding to regulatory requests).

23.	Miscellaneous.

a.	Further Actions. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.

b.

Governing Law. To the extent that state law is not preempted by the provisions of any law of the United States of America, this Agreement shall be governed and construed under the laws of the State of New York, irrespective of and without regard for any conflicts of law principles. Any suit, proceeding or other action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York. To the extent that the United States District Court for the Southern District of New York lacks jurisdiction over such suit, proceeding or other action then it shall be brought in state court situated in Delaware. The parties hereby submit and consent to the exclusive in personam jurisdiction and venue of such courts.

c.

Appendices Part of Agreement. For the avoidance of doubt, it is acknowledged and agreed that the Appendices appended hereto form a part of this Agreement. All defined terms used in this Agreement have the same meanings when used in the Appendices hereto.

d.	Captions / Headings. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

e.

Joint Negotiation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement be construed as if drafted jointly by the parties and that no presumption or burden of proof arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

f.

Counterparts and Electronic Signatures. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the parties. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile, or otherwise. Delivery of an executed counterpart of the Agreement by facsimile, email transmission via portable document format (.pdf), DocuSign, or other electronic means will be equally as effective and binding as delivery of a manually executed counterpart.

g.

Miscellaneous. All words used herein shall be construed to be of such gender or number as the circumstances require. The words “herein,” “hereby,” “hereof” and “hereto,” and words of similar import, refer to this Agreement in its entirety (including the Appendix hereto) and not to any particular paragraph, clause or other subdivision, unless otherwise specified. The word “including” shall mean “including without limitation” unless otherwise specified. Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any person other than the parties hereto or their respective successors or assigns, including, without limitation, any shareholder of the Fund.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the dates set forth below and effective as of the day and year first above written.

BLACKSTONE ALTERNATIVE INVESTMENT ADVISORS LLC

By:	/s/ Peter Koffler	Date: 6/7/2024
Name:	Peter Koffler

OAK HILL ADVISORS, L.P.

By:	/s/ Gregory S. Rudin	Date: June 7, 2024
Name:	Gregory S. Rudin
Title:	Vice President and Secretary

APPENDIX A

Sub-Advisory Fee